Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at IPAA Symposium
LAFAYETTE, LA. October 6, 2008
     Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s President and Chief Executive Officer, and Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the IPAA Oil & Gas Investment Symposium in San Francisco at 9:40 a.m. pacific time on Wednesday, October 8, 2008. The presentation material will be available in the “Event” section of the company’s website, www.stoneenergy.com, within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region as well as selected areas in the Rocky Mountains. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.